UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 8, 2005

Christopher & Banks Corporation

(Exact Name of Registrant as Specified in Its Charter)

0-19972	Delaware	06-1195422
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

2400 Xenium Lane North
Plymouth, Minnesota		55441
(Address of Principal		(Zip Code)
Executive Offices)

Registrant’s telephone number, including area code:  (763) 551-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2005, upon the recommendation of the Compensation Committee, the Company’s Board of Directors revised the terms of the compensation to be paid to non-management directors for their service on the Board to take effect for the Company’s 2006 fiscal year.

The compensation is as follows:

(i)            the annual retainer paid to the non-employee directors was increased from $25,000 to $36,000;

(ii)           the fee for each Board meeting attended remains the same at $1,000;

(iii)          the annual fee for serving as the Chairperson for each of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, as well as the Lead Director remains the same at $4,000;

(iv)          the annual fee for serving as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee was set at $2,000.

In addition, the annual grant of options for the purchase of shares of common stock of the Company made to each director remains at 18,000 shares.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Christopher & Banks Corporation

Date: August 12, 2005	By:	/s/ Andrew K. Moller
Andrew K. Moller
Chief Financial Officer